INVESTMENT ADVISORY AGREEMENT

                                     Between

                            MEEDER PREMIER PORTFOLIOS

                                       And

                          MEEDER ASSET MANAGEMENT, INC.


     This Agreement is made the 1st day of October, 2003, by and between the MEEDER PREMIER PORTFOLIOS, a business trust organized and existing under the laws of the State of Massachusetts (the "Trust"), on behalf of itself and the Portfolios (as defined below), and MEEDER ASSET MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Ohio (the "Adviser").

                              W I T N E S S E T H :

     WHEREAS, the Trust is engaged in business as an open-end management investment company and maintains the portfolios set forth on Schedule A attached hereto, as such Schedule may be amended from time to time by agreement of the Trust and the Adviser (each a "Portfolio" and collectively, the "Portfolios");

     WHEREAS, each Portfolio is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder the "1940 Act"); and

     WHEREAS, the Adviser is engaged principally in the business of rendering investment and supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust desires to retain the Adviser to render investment and supervisory services to each Portfolio in the manner and on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY
                            -------------------------

     (1) In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more subadvisers. References herein to the Adviser shall include any subadviser employed by the Adviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions of section V hereof.

     The Trust hereby retains the Adviser to supervise and assist in the management of the assets for each Portfolio and to furnish the Portfolios with a continuous program for the investment of each Portfolio's assets, including:

          a. Recommendations as to specific securities to be purchased for or eliminated from each Portfolio's portfolio, and

          b. Recommendations as to the portion of each Portfolio's assets that should be held uninvested.

     (2) Notwithstanding the generality of the foregoing, the Adviser may itself, and at its own expense, contract for such supplementary advisory and research services as it deems necessary or desirable to fulfill its obligations under paragraph (1) above, provided that any such contract shall have been approved by the Trust and its shareholders to the extent, and in the manner, required by the 1940 Act.

     (3) The Adviser shall furnish to the Trust the services of one or more persons who shall be authorized by the Trust to place orders for the purchase and sale of securities for the account of each Portfolio. Acting through a person so authorized by the Trust, the Adviser shall place such orders for each Portfolio.

     (4) Notwithstanding the generality of paragraph (3) above, and subject to the provisions of paragraphs (5) and (6) below, the Adviser shall endeavor to secure for each Portfolio the best possible price and execution of every purchase and sale for the account of each Portfolio. In seeking such best price and execution the Adviser shall use its own judgment as to the implementation of its own investment recommendations, including the Adviser's judgment as to the time when an order should be placed, the number of securities to be bought or sold in any one trade that is a part of any particular recommendation, and the market in which an order should be placed.

     (5)  The  Adviser   shall  use  its  own   judgment  in   determining   the
broker-dealers who shall be employed to execute orders for the purchase or sale of securities for the Portfolios, in order to:

          a. Secure best price and execution on purchases and sales for the Portfolios; and

          b. Secure supplemental research and statistical data for use in making its recommendations to the Portfolios.

     (6) The Adviser shall use its discretion as to when, and in which market, each Portfolio's transactions shall be executed, in order to secure for the Portfolios the benefits of best price and execution, and supplemental research and statistical data. The use of such discretion shall be subject to review by the Trustees of the Trust at any time and from time to time. The Trust, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of portfolio transactions for the Portfolios in any lawful manner different from that provided for herein. Until a decision is made to withdraw or limit the discretion herein granted, the Adviser shall not be liable for any loss suffered by the Portfolios through the exercise by the Adviser of that discretion unless the Adviser shall be guilty of gross negligence or willful misconduct.

                                       II

                          ADMINISTRATIVE RESPONSIBILITY
                          -----------------------------

     During the continuance of this Agreement, Adviser shall provide (either by itself or by contracting with others) the Portfolios with a continuous program of general administration including:

          a. Office space, equipment, supplies and utility services as shall be required to conduct each Portfolio's business;

          b. The provision and supervision of all persons performing the executive, administrative, and clerical functions necessary for the conduct of each Portfolio's business, including providing for services to be performed by each Portfolio's Transfer Agent, Dividend Disbursing Agent, Redemption Agent, Administrators and Auditors, except as set forth in g., below;

          c. The supervision of accounting, and of records and record keeping for the Portfolios;

          d.  The   preparation  and   distribution  of  mandatory   reports  to
     Portfolios' shareholders and regulatory bodies;

          e. The supervision of the daily net asset value of each Portfolio;

          f. The preparation and distribution on behalf of the Portfolios of notices of shareholders and Trustee meetings, agendas, proxies, and proxy statements; and

          g.  Other  facilities,  services,  and  activities  necessary  for the
     conduct  of  each  Portfolio's  business,   except  for  services  by  each
     Portfolio's Custodian.

                                       III

                               SERVICE AGREEMENTS
                               ------------------

     The Trust authorizes Mutual Funds Service Co., a corporation organized and existing under the laws of the State of Ohio ("MFSCO"), to act as the Trust's agent. The Trust further authorizes the Adviser to enter into agreements with MFSCO and act in the capacities set forth in such agreements. The Adviser, in order to provide the Portfolios with the services set forth in II a to g above, shall simultaneously with the execution of this Agreement enter into each of the following three agreements with MFSCO:

     (a) Administration Agreement, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Administration Agreement");

     (b) Administration Services Agreement, a copy of which is attached hereto and incorporated herein as Exhibit B (the "Administration Services Agreement"); and

     (c)  Accounting Services Agreement,  a copy of which is attached hereto and
          incorporated   herein   as   Exhibit  C  (the   "Accounting   Services
          Agreement").

     The Administration Agreement, the Administration Services Agreement and theAccounting Services Agreement are collectively referred to as the "Service Agreements".

                                       IV

                             ALLOCATION OF EXPENSES
                             ----------------------

     The Adviser will pay all operating expenses of the Portfolios, including the compensation and expenses of any employees of the Portfolios and of any other persons rendering any services to the Portfolios; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Portfolios in connection with membership in investment company organizations; legal, auditing and accounting expenses (except as otherwise provided below); expenses of registering shares under federal and state securities laws, including expenses incurred by the Portfolios in connection with the organization and initial registration of shares of the Portfolios; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Portfolios; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to each Portfolio's current and prospective shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of each Portfolio's shares (excluding any expenses which each Portfolio is authorized to pay pursuant to Rule 12b-1 (if applicable) under the 1940 Act); and all other organizational and operating expenses not specifically assumed by the Portfolios.

     The Portfolios will pay all brokerage fees and commissions, taxes, interest, fees and expenses of the independent trustees (and their independent legal counsel, if any) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Portfolios may be a party and indemnification of the Trust's trustees and officers with respect thereto. The

Portfolios may also pay up to 0.35% of their average daily net assets to intermediaries who, under a "platform" arrangement, take responsibility for providing record keeping, sub-accounting, redemption and/or other transfer related, and other administrative services to their account holders. Additionally, the Portfolios shall pay any expenses that they are authorized to pay pursuant to Rule 12b-1 (if applicable) under the 1940 Act. The Adviser may obtain reimbursement from the Portfolios, at such time or times as the Adviser may determine in its sole discretion, for any of the expenses advanced by the Adviser, which each Portfolio is obligated to pay, and such reimbursement shall not be considered to be part of the Adviser's compensation pursuant to this Agreement.

                                        V

                                  COMPENSATION
                                  ------------

     Each Portfolio shall pay the Adviser a fee, based on the value of the net assets of each Portfolio determined in accordance with the Trust's Declaration of Trust, and computed as follows:

     (a) The annual advisory fee (the "Fee") shall be equal to 0.95% of each Portfolio's average daily net assets.

     (b) The Fee due the Adviser as set forth above will be accrued daily and shall be paid to the Adviser in pro rata monthly installments due and payable on the first business day of each calendar month.

     (c) The Adviser may waive all or part of its Fee or reimburse the Portfolio's expenses, at any time, and at its sole discretion, but such action shall not obligate the Adviser to waive any Fees or reimburse each Portfolio's expenses in the future.

     (d) The Adviser shall be responsible for timely making all payments due to MFSCO under each of the Service Agreements.

                                       VI

                            DURATION AND TERMINATION
                            ------------------------

     (1) This Agreement shall have an initial term of two years beginning on the date first written above. Thereafter this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; if: (a) such continuation shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolios or by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (b) the Adviser shall not have notified the Portfolios, in writing, at least 60 days prior to the expiration of any term, that it does not desire such continuation. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     (2) This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of a Portfolio, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     (3) After the initial term, this Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days' notice in writing to the other party, provided, that in the case of termination by the Trust such action shall have been authorized by resolution of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Portfolio.

                                       VII

                                  MISCELLANEOUS
                                  -------------

     (1) The Adviser shall not deal with the Portfolios as broker or dealer but the Adviser may enter orders for the purchase or sale of each Portfolio's securities through a company or companies that are under common control with the Adviser, provided such company acts as broker and charges a commission that does not exceed the usual and customary broker's commission if the sale is effected on a securities exchange, or, one percent of the purchase or sale price of such securities if the sale is otherwise effected. In connection with the purchase or sale of portfolio securities for the account of each Portfolio, neither the Adviser nor any officer or director of the Adviser shall act as a principal.

     (2) Except as expressly prohibited in this Agreement, nothing herein shall in any way limit or restrict the Adviser, or any officers, shareholders or employees of Adviser, from buying selling or trading in any security for its or their own account. Neither the Adviser nor any Officer or Director thereof shall take a short position in any interests of any Portfolio or otherwise purchase such interests for any purpose other than that of investment. However, the Adviser may act as underwriter or distributor provided it does so pursuant to a written contract approved in the manner specified in the 1940 Act.

     (3) The Adviser may act as investment adviser to, and provide management services for, other investment companies, and may engage in businesses that are unrelated to investment companies, without limitation, provided the performance of such services and the transaction of such businesses does not impair the Adviser's performance of this Agreement.

     (4) The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

     (5) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "vote by a majority of the outstanding voting securities", "annually", "interested person", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     (6) The Trust will provide the Adviser with all information concerning the investment policies and restrictions of the Portfolios as the Adviser may from time to time request or which the Trust deems necessary. In the event of any change in the investment policies or restrictions of the Portfolios, the Trust will promptly provide Adviser with all information concerning such change including, but not limited to, copies of all documents filed by the Trust with the Securities and Exchange Commission.

     (7) The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     (8) Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio, without reference to its choice of law rules.

     (9) This Agreement represents the entire agreement between the parties hereto and may be amended or modified by the parties in any manner by written agreement executed by each of the parties hereto

     (10) Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

          If to the Trust:
          ----------------
          Meeder Premier Portfolios
          6125 Memorial Drive
          Dublin, OH  43017

          If to the Adviser:
          ------------------
          Meeder Asset Management, Inc.
          6125 Memorial Drive
          Dublin, OH  43017

          If to MFSCO:
          ------------
          Mutual Funds Service Co.
          6125 Memorial Drive
          Dublin, OH  43017

     Any such notice shall be deemed to have been given upon receipt.

     (11) The parties hereto agree that MFSCO and the Bank are intended to be third party beneficiaries of this Agreement.

     (12) This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MEEDER PREMIER PORTFOLIOS


Attest: ________________________        By:__________________________
        Secretary

                                        MEEDER ASSET MANAGEMENT, INC.

Attest: ________________________        By:__________________________
        Secretary

The foregoing rights and obligations are hereby acknowledged and agreed to:


                                        MUTUAL FUNDS SERVICE CO.

                                        By:_________________________

                                   SCHEDULE A


                           DEFENSIVE EQUITY PORTFOLIO
                                GROWTH PORTFOLIO
                             FIXED INCOME PORTFOLIO
                           AGGRESSIVE GROWTH PORTFOLIO